Desktop Interactive, Inc. and Subsidiary
Consolidated Financial Statements
August 31, 2007, December 31, 2006 and 2005

Desktop Interactive, Inc.
Index
August 31, 2007, December 31, 2006 and 2005

Page(s)

Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-12

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders' of:
Desktop Interactive, Inc.

We have audited the accompanying consolidated balance sheets of Desktop Interactive, Inc. and Subsidiary as of August 31, 2007 and December 31, 2006 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from January 1, 2007 to August 31, 2007, and for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Desktop Interactive, Inc. and Subsidiary as of August 31, 2007 and December 31, 2006, and the consolidated results of its operations and its cash flows for the period from January 1, 2007 to August 31, 2007, and for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
October 15, 2007

Desktop Interactive, Inc. and Subsidiary
Consolidated Balance Sheets
August 31, 2007 and December 31, 2006

	August 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$82,260	$35,051
Accounts receivable, net	1,720,491	742,498
Total current assets	1,802,751	777,549
Due from officer	-	10,487
Property and equipment, net	63,197	38,738
Other assets, net	35,873	16,145
Total assets	$1,901,821	$842,919
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,588,624	$610,279
Accounts payable - related party	25,107	42,289
Accrued expenses	268,862	220,535
Total current liabilities	1,882,593	873,103
Total liabilities	1,882,593	873,103
Commitments and contingencies (Note 4)
Stockholders’ equity (deficit)
Common stock, $0.001 par value; 1,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	19,000	19,000
Accumulated deficit	(772)	(50,184)
Total stockholders’ equity (deficit)	19,228	(30,184)
Total liabilities and stockholders’ equity (deficit)	$1,901,821	$842,919

The accompanying notes are an integral part of these consolidated financial statements.

Desktop Interactive, Inc. and Subsidiary
Consolidated Statements of Operations
For the eight month period ended August 31, 2007 and years ended December 31, 2006 and 2005

	2007	2006	2005

Revenue	$5,242,020	$3,146,795	$2,319,444
Cost of revenue	3,873,988	1,768,266	1,412,303
Gross profit	1,368,032	1,378,529	907,141

Operating expenses:
Bad debt expense	121,140	19,941	17,680
Selling, General and administrative	1,147,480	1,005,623	1,032,150
Total operating expenses	1,268,620	1,025,564	1,049,830
Income (loss) from operations	99,412	352,965	(142,689)
Net income (loss)	$99,412	$352,965	$(142,689)

The accompanying notes are an integral part of these consolidated financial statements.

Desktop Interactive, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
Eight month period ended August 31, 2007 and years ended December 31, 2006 and December 31, 2005

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, January 1, 2005	1,000,000	$1,000	$19,000	$134,541	$154,541
Dividend	-	-	-	(60,000)	(60,000)
Net loss	-	-	-	(142,689)	(142,689)
Balance, December 31, 2005	1,000,000	1,000	19,000	(68,148)	(48,148)
Dividend	-	-	-	(335,000)	(335,000)
Net income	-	-	-	352,965	352,965
Balance, December 31, 2006	1,000,000	1,000	19,000	(50,184)	(30,184)
Dividend	-	-	-	(50,000)	(50,000)
Net income	-	-	-	99,412	99,412
Balance, August 31, 2007	1,000,000	$1,000	$19,000	$(772)	$19,228

The accompanying notes are an integral part of these consolidated financial statements.

Desktop Interactive, Inc. and Subsidiary
Consolidated Statements of Cash Flows
For the eight month period ended August 31, 2007 and years ended December 31, 2006 and 2005

	2007	2006	2005

Cash flows from operating activities
Net income (loss)	$99,412	$352,965	$(142,689)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities
Depreciation and amortization	29,008	39,719	36,652
Provision for losses on accounts receivable	121,140	19,941	17,680
Changes in assets and liabilities
Accounts receivable	(1,099,133)	(425,382)	(103,575)
Prepaid expenses	-	-	3,349
Due from shareholder	10,487	(10,487)	-
Other assets	(20,640)	(1,717)	1,890
Accounts payable	961,163	411,666	176,138
Accrued expenses	48,327	(23,575)	41,699
Due to related party	-	(19,244)	19,244

Net cash provided by operating activities	149,764	343,886	50,388

Cash flows from investing activities
Purchases of property and equipment	(52,555)	(19,739)	(13,619)
Purchases of domain name	-	-	(4,103)
Net cash used in investing activities	(52,555)	(19,739)	(17,722)

Cash flows from financing activities
Dividends paid	(50,000)	(335,000)	(60,000)

Net cash used in financing activities	(50,000)	(335,000)	(60,000)

Net increase (decrease) in cash
and cash equivalents	47,209	(10,853)	(27,334)
Cash and cash equivalents
Beginning of period	35,051	45,904	73,238
End of period	82,260	35,051	45,904

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Desktop Interactive, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the eight month period ended August 31, 2007 and years ended December 31, 2006 and 2005

1.	Organization and Summary of Significant Accounting Policies

Organization and Business

Desktop Interactive, Inc., a Delaware corporation, (the “Company”) operates an advertising network that balances the interests of publishers and advertisers. The Company combines an advanced ad server technology with a base of publisher sites to create a highly effective advertising platform. Through the end of fiscal 2005, the Company also operated another internet advertising network through it’s wholly-owned subsidiary, Wild Media, LLC. Wild Media has been substantially inactive since the end of fiscal 2005.

On August 31, 2007, Customer Acquisition Holdings, Inc. (“Holdings”), a publicly held company, entered into and consummated an Agreement and Plan of Merger (the “Desktop Merger”,) wherein Holdings acquired Desktop Interactive, Inc. (“Desktop”).

Principals of Consolidation

The Consolidated Financial Statements include the accounts of Desktop Interactive, Inc. and its wholly owned subsidiary Wild Media, LLC. All significant inter- company balances and transactions have been eliminated in consolidation.

Use of Estimates

Accounting principles generally accepted in the United States require management of the Company to make estimates and assumptions in the preparation of these consolidated financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

The most significant areas that require management judgment and which are susceptible to possible change in the near term include revenue recognition related to sales returns, allowance for doubtful accounts receivable, income taxes, impairment of goodwill and other intangible assets, and contingencies and litigation.  The accounting policies for these areas are discussed in other notes to these consolidated financial statements.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents. There were no cash equivalents at August 31, 2007 and December 31, 2006.

Accounts Receivable and Allowance for Doubtful Accounts Receivable

Trade accounts receivables are stated at gross invoice amounts less an allowance for doubtful accounts receivable.

Desktop Interactive, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the eight month period ended August 31, 2007 and years ended December 31, 2006 and 2005

The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates the customers may have an inability to meet financial obligations, such as bankruptcy proceedings and receivable amounts outstanding for an extended period beyond contractual terms. In these cases, the Company uses assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the estimated useful lives of the assets which are three years for computer equipment and software and five years for office equipment.

Website and Other Software Development Costs

In accordance with EITF Issue No. 00-2, the Company accounts for its website development costs in accordance with Statement of Position No. 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). The Company also applies SOP 98-1 to its other software development or purchase costs of software for internal use.

SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage. The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years. The website and software development costs qualifying to be capitalized were not material.

Intangible Assets

The Company records the purchase of intangible assets in accordance with SFAS 142 “Goodwill and Other Intangible Assets.” Intangible assets consist of the Domain name “Interclick”, and are being charged to operations using straight-line amortization over the three years.

The purchase price in 2005 was $4,103 and amortization was $912, $1,368 and $1,140 in 2007, 2006 and 2005, respectively. This amount is included in other assets in the accompanying consolidated balance sheets.

Desktop Interactive, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the eight month period ended August 31, 2007 and years ended December 31, 2006 and 2005

Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” which generally requires the assessment of these assets for recoverability when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the Company’s stock price for a sustained period of time; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair market value of the assets.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.”  Under SAB No. 104, the Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed or determinable, no significant Company obligations remain, and collection of the related receivable is reasonably assured.

Revenues consist of amounts charged to customers, net of discounts, credits and amounts paid or due under revenue sharing arrangements, for actions on advertisements placed on our publisher vendor’s websites. The Company’s revenue is recognized in the period that the advertising impressions, click-throughs or actions occur, when lead-based information is delivered or, provided that no significant Company obligations remain, collection of the resulting receivable is reasonably assured, and prices are fixed or determinable. Additionally, consistent with the provisions of EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent,” the Company recognizes revenue as a principal. Accordingly, revenue is recognized on a gross basis.

Cost of Revenue

Cost of revenue consists of publisher fees. The Company becomes obligated to make payments related to the above fees in the period the advertising impressions, click-throughs, actions or lead-based information are delivered or occur. Such expenses are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying statement of operations.

Selling, general and administrative

Selling, general and administrative expenses include advertising, salaries, sales commissions, employee benefits, travel, and related expenses for the Company’s sales force and marketing personnel as well as expenses for facilities costs, professional service fees, depreciation, salaries, benefits, and related expenses for the Company’s executive, finance, legal, human resources, and other administrative personnel, insurance and other general overhead costs.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, net accounts receivable, accounts payable, and accrued expenses, are carried at historical cost basis. At August 31, 2007, and December 31, 2006, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Desktop Interactive, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the eight month period ended August 31, 2007 and years ended December 31, 2006 and 2005

Income taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective share of the corporate income. Income of the Company is passed through to the individual stockholders. Accordingly, no provision for federal income taxes has been included in these consolidated financial statements.

Comprehensive Income

SFAS No.130, “Reporting Comprehensive Income” establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. At August 31, 2007 and December 31, 2006 and 2005 there were no components of comprehensive income.

Recent Accounting Pronouncements

SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"): In February 2007, the FASB issued SFAS 159 which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will be effective for us on January 1, 2008. We are currently evaluating the impact of adopting SFAS 159 on our financial position, cash flows, and results of operations.

2.	Accounts Receivable

Accounts Receivable at August 31, 2007 and December 31, 2006 is as follows:

	2007	2006
Accounts receivable	$1,876,514	$777,381
Less: Allowance for doubtful accounts	($156,023)	($34,883)
Accounts Receivable, net	$1,720,491	$742,498

Bad debt was $121,140, $19,941 and $17,680 for the eight months ended August 31, 2007 and years ended December 31, 2006 and 2005, respectively.

Desktop Interactive, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the eight month period ended August 31, 2007 and years ended December 31, 2006 and 2005

3.	Property and equipment

At August 31, 2007 and December 31, 2006 , Property and equipment consisted of the following:

	2007	2006
Computer equipment	$166,676	$116,519
Office equipment	7,573	7,573
Software	12,299	9,901
Accumulated depreciation	(123,351)	(95,255)
Property and equipment, net	$63,197	$38,738

Depreciation expense was $28,096 for the eight month period ended August 31, 2007 and $38,351 and $35,512 in 2006 and 2005, respectively.

4.	Commitments and Contingencies

The Company leases office space and equipment under various operating leases. As of August 31, 2007, the minimum future lease payments under operating leases with noncancelable terms in excess of one year are as follows:

Period From:
September 1, 2007 through August 31, 2008	$105,570
September 1, 2008 through August 31, 2009	105,570
September 1, 2009 through August 31, 2010	105,570
September 1, 2010 through August 31, 2011	105,570
September 1, 2011 through June 30, 2012	87,975
$510,255

Rent expense was $65,067 for the eight month period ended August 31, 2007 and $115,233 and $60,440 in 2006 and 2005, respectively.

5.	Stockholders’ Equity

The Company issued 1,000,000 common shares in fiscal year 2004 in exchange for the three shareholders member interests in Wild Media, LLC. The acquisition was treated as a combination of entities under common control with the historical operations and balances of both companies reflected in the accompanying consolidated financial statements at historical cost.

Desktop Interactive, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the eight month period ended August 31, 2007 and years ended December 31, 2006 and 2005

6.	Concentrations

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in the local currency with a limited number of financial institutions in the United States. The balances in the United States held at any one financial institution may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. As of August 31, 2007 and December 31, 2006, there were no amounts in excess of insurable limits.

Credit is extended to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential bad debts.

Concentration with Significant Customers

For the eight months ended August 31, 2007 and the years ended December 31, 2006 and 2005, the Company had various significant customers with individual percentage of total revenues equaling 10% or greater as follows:

	2007	2006	2005

Customer 1	-	49%	22%
Customer 2	-	10%	-
Customer 3	15%	-	-
Customer 4	23%	-	-
% of total Revenues	38%	59%	22%

At August 31, 2007 and December 31, 2006, concentration of accounts receivable with Significant Customers representing 10% or greater of accounts receivable was as follows:

Desktop Interactive, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the eight month period ended August 31, 2007 and years ended December 31, 2006 and 2005

	2007	2006

Customer 1	34%	17%
Customer 2	36%	17%
Customer 3	-	10%
Customer 4	-	12%
% of total Accounts Receivable	70%	56%

7.	Related Party Transactions

During the eight months ended August 31, 2007 and the years ended December 31, 2006 and 2005, the Company incurred various operating expenses to affiliates of $10,000, $0 and $29,000, respectively, and had credited to rent expense $15,000 in 2005 of sublease income from affiliates.

During the eight months ended August 31, 2007 and years ended December 31, 2006 and 2005 the Company incurred approximately $101,000, $0 and $25,000 of related party publisher expenses which are included as part of cost of revenues in the consolidated statements of operations.

Additionally, the Company generated revenues from related party transactions of approximately $2,430 and $152,500 for the years ended December 31, 2006 and 2005 which are included as part of revenue in the consolidated statements of operations. No revenues from related party transactions were generated during the eight month period ended August 31, 2007.

Accounts payable to related parties was $25,107 and $42,289 as of August 31, 2007 and December 31, 2006, respectively.

Amounts due from the President at December 31, 2006 was $10,487. This amount was expensed as compensation in 2007.